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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RAMBUS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2013

To our stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Rambus Inc. The Annual Meeting will be held on:

Date:	Thursday, April 25, 2013
Time:	9:00 a.m., Pacific time
Place:	Attend the annual meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/RMBS2013.
The following matters will be voted on at the Annual Meeting:
1.	Election of four Class II directors;
2.	Advisory vote to approve named executive officer compensation;
3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and
4.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

        We are not aware of any other business to come before the meeting.

        These items of business are more fully described in our Proxy Statement which is available at www.proxyvote.com. This notice, the Notice of Internet Availability, the 2012 Annual Report and our 2013 Proxy Statement and form of proxy are being made available to stockholders on March 15, 2013.

        Only stockholders of record as of February 25, 2013, may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please vote at www.proxyvote.com, call 1-800-690-6903 or complete, sign, date and return the proxy card. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares at the meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read our Proxy Statement carefully. We look forward to your attendance at the Annual Meeting.

By Order of the Board of Directors
Jae Kim
Senior Vice President, General Counsel and Secretary
Sunnyvale, California March 15, 2013

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AT WWW.PROXYVOTE.COM, AS INSTRUCTED ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, CALL 1-800-690-6903, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE.

RAMBUS INC.
PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

i

ii

RAMBUS INC.
PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors of Rambus Inc. ("Rambus," "we," "us" or the "Company") is providing these proxy materials to you for use at our 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 25, 2013 at 9:00 a.m. Pacific time, and at any postponement or adjournment of the meeting. The purpose of the Annual Meeting is described in the Notice of Annual Meeting of Stockholders.

        The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/RMBS2013. You will be able to vote and submit questions during the meeting.

        Our principal executive offices are located at 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, and our telephone number is (408) 462-8000.

        The Notice of Internet Availability (the "Internet Notice") was first mailed on or about March 15, 2013 to stockholders of record as of February 25, 2013, and these proxy solicitation materials combined with the Annual Report for the fiscal year ended December 31, 2012, including our Annual Report on Form 10-K for the year ended December 31, 2012 (the "Form 10-K") were first made available to you on the Internet, on or about March 15, 2013. We maintain a website at www.rambus.com. The information on our website is not a part of this proxy statement.

GENERAL INFORMATION ABOUT THE MEETING

Who May Attend	You may attend the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner as described below, as of the close of business on February 25, 2013 (the "Record Date").
Stockholders of Record

If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/RMBS2013.

Stockholders may vote and submit questions while attending the meeting on the Internet.
Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares.

Internet Notice

Pursuant to the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders' meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Who May Vote

You may vote at the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner, as of the close of business on the Record Date. As of that date, we had a total of 111,635,003 shares of common stock outstanding, which were held of record by approximately 654 stockholders. You are entitled to one vote for each share of our common stock that you own.

As of the Record Date, we had no shares of preferred stock outstanding.
Voting Your Proxy	Stockholders of Record
If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:

•

voting via the internet at www.proxyvote.com;

•

voting by telephone at 1-800-690-6903; or

•

voting by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Even if you vote your shares by proxy, you may also choose to attend the meeting and vote your shares at the meeting. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" all of the proposals described herein.

Beneficial Owners

If you are the beneficial owner of shares held in street name, you have the right to direct your broker how to vote. Your broker or nominee has enclosed with these materials or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

You are invited to attend the meeting and vote your shares at the meeting.
Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Changing Your Vote	Stockholders of Record
If you would like to change your vote you can do so in the following ways:

•

deliver written notice of your revocation to our corporate Secretary prior to the Annual Meeting;

•

deliver a properly executed, later dated proxy prior to the Annual Meeting;

•

vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); or

•

attend the Annual Meeting and vote at the meeting.

Please note that your attendance at the meeting in and of itself is not enough to revoke your proxy.
Beneficial Owners

If you instructed a broker or nominee to vote your shares following the directions originally included with these materials or provided to you, you can change your vote only by following your broker or nominee's directions for doing so.

Cost of this Proxy Solicitation

We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies in person or by telephone. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired Morrow & Co., LLC to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Morrow & Co., LLC a fee of up to approximately $8,500 for its services, and we will reimburse certain out-of-pocket expenses.

Meeting Quorum	The Annual Meeting will be held if a majority of our outstanding shares of common stock entitled to vote at the meeting are represented or by proxy.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•

"FOR" the election of Ronald Black, Penelope Herscher, David Shrigley and Eric Stang as Class II directors;

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"FOR" the approval of named executive officer compensation, as disclosed in this Proxy Statement; and

•

"FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Abstentions, Withheld, and Broker Non-Votes	We treat shares that are voted "WITHHELD" or "ABSTAIN" in person or by proxy as being:
• present for purposes of determining whether or not a quorum is present at the Annual Meeting; and • entitled to vote on a particular subject matter at the Annual Meeting.

In the election of directors, any vote you make that is a "WITHHELD" or "ABSTAIN" for any nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

For the other proposals, a "WITHHELD" or "ABSTAIN" vote is the same as voting against the proposal.

If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a "broker non-vote") unless you have given the broker voting instructions. Thus, if you hold your common stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals One and Two, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposal(s). Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

Your broker will continue to have discretion to vote any uninstructed shares on Proposal Three, the Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm.
Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of our bylaws and the proxy rules established by the Securities and Exchange Commission ("SEC").

Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2014 Annual Meeting of Stockholders must be received by us no later than November 15, 2013 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules, our bylaws establish an advance notice procedure for proposals that a stockholder wants to have included in our proxy statement relating to a meeting or to have brought before the meeting. Generally for these proposals, including the nomination of a person for director, a stockholder must provide written notice to our corporate Secretary at least 90 days in advance of the meeting. However, in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read our bylaws in full in order to understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our corporate Secretary or by accessing a copy of our bylaws, which are publicly available at http://www.sec.gov. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary.

Communication With the Board of Directors

Our Board of Directors may be contacted by writing to them via regular mail at Board of Directors, Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as "confidential."

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to our Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked "confidential," our Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that our Secretary/General Counsel maintains with respect to all stockholder communications.

Our Secretary/General Counsel will then forward the original stockholder communication along with the memo to the member(s) of our Board of Directors (or committee chair if the communication is addressed to a committee) for review.

Any stockholder communication marked "confidential" will be logged by our Secretary/General Counsel as "received" but will not be reviewed, opened or otherwise held by our Secretary/General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Secretary/General Counsel.

Annual Meeting Attendance

Members of our Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2012 Annual Meeting of Stockholders was attended by the following members of our Board of Directors: Ms. Herscher, Dr. Chou and Messrs. Bentley, Hughes, Shrigley, Sofaer and Stang.

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary, or ir@rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

Delivery of Proxy Materials

To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at ir@rambus.com or http://investor.rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2013

The Notice and Proxy Statement, Annual Report to Shareholders and 10-K Combo
document are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our Board of Directors is currently composed of ten members who are divided into two classes with overlapping two-year terms. As of the date of this proxy statement, we have five Class I directors and five Class II directors. Four of the current Class II directors are nominated for re-election as noted under "Nominees" below, and the fifth, P. Michael Farmwald, is retiring from the Board of Directors effective as of the date of the Annual Meeting. Three of the current Class I directors, Sunlin Chou, Harold Hughes and Abraham Sofaer, are also retiring effective as of the date of the Annual Meeting. In connection with the retirement of the four directors mentioned above, the Board of Directors has set the size of the Board of Directors at six members to be effective as of the date of the Annual Meeting.

        At each annual meeting of stockholders, a class of directors is elected for a term of two years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a person selected by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors.

Nominees	Four Class II directors are to be elected at the Annual Meeting for a two-year term ending in 2015. Our Board has nominated: Ronald Black, Penelope Herscher, David Shrigley and Eric Stang for election as Class II directors.

If any of Ronald Black, Penelope Herscher, David Shrigley and Eric Stang is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Subject to his re-election to the Board of Directors at the Annual Meeting, David Shrigley will be re-designated as a Class I director effective as of the completion of the Annual Meeting such that the two classes shall consist of an equal number of directors.

Vote Required

The Company's bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. The Board of Directors, after taking into consideration the recommendation of the Corporate Governance and Nominating Committee of the Board, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election. There are no cumulative voting rights in the election of directors. Stockholders as of the Record Date may vote their shares for or against some, all or none of the Class II nominees.

Information About Nominees and Other Directors

The members of our Board of Directors have deep executive and board leadership experience derived from their respective tenures as executives and directors of technology companies of various sizes. The following table contains information regarding the Class II nominees and other directors. This information includes the specific experience, qualifications, attributes and skills that led to the Board of Directors' conclusion that the person should serve as a director.

Nominees for Class II Directors

Name	Age	Principal Occupation and Business Experience
Ronald Black, Ph.D.	49	Chief Executive Officer and President. Dr. Black has served as our chief executive officer and president since June 2012 and as a director since July 2012. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc. Dr. Black currently serves as a board member of EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication. From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. From September 2004 to June 2009, he was chief executive officer of Wavecom S.A., a publicly traded French wireless solutions company. Dr. Black holds a Bachelor of Science, a Masters of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.

Dr. Black's status as our chief executive officer, his record as a leader of various technology companies, both domestic and foreign, and his deep technical expertise led the Board of Directors to conclude that he should serve as a director.

Name	Age	Principal Occupation and Business Experience
Penelope Herscher	52

Ms. Herscher has served as a director since July 2006. She currently holds the position of president and chief executive officer of FirstRain, Inc., a custom-configured, on-demand intelligence services firm, which she joined in 2005. Ms. Herscher previously held the position of executive vice president and chief marketing officer at Cadence Design Systems from 2002 to 2003, and executive vice president and general manager, Design and Verification Business during the second half of 2003. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. She holds a M.A. with honors in Mathematics from Cambridge University in England. Ms. Herscher serves on the boards of FirstRain, JDS Uniphase, Inc. and several non-profit institutions.

Ms. Herscher's experience as chief executive officer of technology companies, the successful sale of a company under her leadership to a larger technology company and her years of business and leadership experience led the Board of Directors to conclude that she should serve as a director.

David Shrigley	64

Mr. Shrigley has served as a director since October 2006. He was most recently the Executive Chairman of Soil and Topography Information, Inc. Mr. Shrigley was a member of the board of Wolfson Microelectronics plc, a supplier of mixed-signal chips for the digital market from November 2006 to December 2008, and was its chief executive officer from March 2007. He served as a general partner at Sevin Rosen Funds, a venture capital firm, from 1999 to 2005. Prior to that, Mr. Shrigley held the position of executive vice president, Marketing, Sales and Service at Bay Networks, a network hardware company. Mr. Shrigley served in various executive positions at Intel Corporation, including vice president and general manager of Asia Pacific sales and marketing operations based in Hong Kong, and vice president and general manager, corporate marketing. Mr. Shrigley holds a B.S. in Business Administration from Franklin University. In the past five years, Mr. Shrigley has served on the board of Wolfson Microelectronics plc.

Mr. Shrigley's experience as a director and executive officer of high technology companies, his experience in the venture capital industry and his years of international business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Subject to his re-election to the Board of Directors at the Annual Meeting, Mr. Shrigley will be re-designated as a Class I director effective as of the completion of the Annual Meeting such that the two classes shall consist of an equal number of directors.

Name	Age	Principal Occupation and Business Experience
Eric Stang	53

Mr. Stang has served as a director since July 2008 and has served as Chairman of the Board since March 2013. Mr. Stang currently serves as a director, president and chief executive officer of Ooma, Inc., a provider of broadband telephony products, a position he has held since January 2009. Prior to joining Ooma, Mr. Stang served as a director, chief executive officer and president of Reliant Technologies, Inc., a developer of medical technology solutions for aesthetic applications, from 2006 to 2008. Mr. Stang previously served as chief executive officer and president of Lexar Media, Inc., a provider of solid state memory products from 2001 to 2006 and Chairman from 2004 to 2006. Mr. Stang received his A.B. from Stanford University and M.B.A. from the Harvard Business School. Mr. Stang also serves on the boards of Solta Medical and several private companies.

Mr. Stang's experience as chief executive officer of high technology companies, his prior experience in the memory products market and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

        The Board unanimously recommends that you vote "FOR" the election to the Board of Directors of each of the nominees proposed above.

 Incumbent Class I Directors Whose Terms Expire in 2014

Name	Age	Principal Occupation and Business Experience
J. Thomas Bentley	63	Mr. Bentley has served as a director since March 2005, and has served as Chairman of the Board from June 2011 to March 2013. He served as a managing director at SVB Alliant (formerly Alliant Partners), a mergers and acquisitions firm, since he co-founded the firm in 1990 until October 2005. Mr. Bentley holds a B.A. in Economics from Vanderbilt University and an M.S. in Management from the Massachusetts Institute of Technology. Mr. Bentley currently serves on the board of Nanometrics, Inc. and various private companies and non-profit institutions.

Mr. Bentley's financial expertise and years of business and leadership experience, including fifteen years as a co-founder of a financial advisory firm, allow him to provide strategic guidance to us and led the Board of Directors to conclude that he should serve as a director. In addition, our Board of Directors' determination that Mr. Bentley is the Audit Committee "financial expert" lends further support to his financial acumen and qualifications for serving on our Board of Directors.

Name	Age	Principal Occupation and Business Experience
Charles Kissner	65

Mr. Kissner has served as a director since July 2012. He is currently Chairman of the Board at Aviat Networks, a leader in wireless transmission systems, and was chief executive officer of Aviat from June 2010 to July 2011. Prior to Aviat Networks, Mr. Kissner was chairman and chief executive officer of Stratex Networks, Inc., a global provider of wireless transmission solutions from 1995 to 2007. Previously, Mr. Kissner was vice president/general manager of M/A-Com, Inc., a manufacturer of radio and microwave communication products, and president, chief executive officer and a director of Aristacom International, Inc., a communications software company. He was the executive vice president of Fujitsu Network Switching, Inc. and held several key positions at AT&T (now Alcatel-Lucent). Mr. Kissner holds a Bachelor of Science degree from California State Polytechnic University and a Master of Business Administration degree from Santa Clara University. Mr. Kissner is also a member of the board of directors of ShoreTel, Inc., Meru Networks and a private company.

Mr. Kissner's experience as a director and executive of wireless technology companies and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Directors Retiring Effective as of the Annual Meeting

Name	Age	Principal Occupation and Business Experience
Sunlin Chou, Ph.D.	66	Dr. Chou was appointed to the Board of Directors in March 2006. Dr. Chou served for 34 years at Intel Corporation, before retiring in 2005 as a senior vice president. He was co-general manager of the Technology and Manufacturing Group from 1998 to 2005. Dr. Chou holds a B.S., M.S. and E.E. in Electrical Engineering from Massachusetts Institute of Technology and received a Ph.D. in Electrical Engineering from Stanford University. Dr. Chou serves on the board of several non-profit institutions.
P. Michael Farmwald, Ph.D.	58

Dr. Farmwald has served as a director since our founding in March 1990 and has served as senior technical advisor since October 2006. In his role as senior technical advisor, Dr. Farmwald provides certain limited advisory services, but has little or no operating involvement with the day-to-day activities of the Company. In addition, he served as vice president and chief scientist from March 1990 to November 1993. Dr. Farmwald founded Skymoon Ventures, a venture capital firm, in 2000. In addition, Dr. Farmwald has co-founded other semiconductor companies, including Matrix Semiconductor, Inc. in 1997. Dr. Farmwald holds a B.S. in Mathematics from Purdue University and a Ph.D. in Computer Science from Stanford University.

Name	Age	Principal Occupation and Business Experience
Harold Hughes	67

Mr. Hughes served as our chief executive officer and president from January 2005 through June 2012 and as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career at Intel Corporation. Mr. Hughes held a variety of positions within Intel Corporation from 1974 to 1997, including treasurer, vice president of Intel Capital, chief financial officer, and vice president of Planning and Logistics. Following his tenure at Intel, Mr. Hughes was the chairman and chief executive officer of Pandesic, LLC. He holds a B.A. from the University of Wisconsin and an M.B.A. from the University of Michigan. In the past five years, he has served as a director of Berkeley Technology, Ltd. and a private company.

Abraham Sofaer	74

Mr. Sofaer has served as a director since May 2005. He has been the George P. Shultz Distinguished Scholar and Senior Fellow at the Hoover Institution at Stanford University since 1994. Mr. Sofaer has a long and distinguished career in the legal profession. Prior to assuming his current roles, he served in private practice as a partner at the law firm Hughes, Hubbard & Reed in Washington, D.C. and as the chief legal adviser to the U.S. Department of State. From 1979 to 1985, Mr. Sofaer served as a U.S. District Judge for the Southern District of New York. He was a professor at the Columbia University School of Law from 1969 to 1979, and from 1967 to 1969 was an Assistant U.S. Attorney in the Southern District of New York. Mr. Sofaer graduated magna cum laude with a B.A. in History from Yeshiva College and received his law degree from the New York University School of Law where he was editor-in-chief of the NYU Law Review. He clerked for Hon. J. Skelly Wright on the U.S. Court of Appeals for the District of Columbia Circuit and for Justice William J. Brennan, Jr. on the U.S. Supreme Court. Mr. Sofaer serves as a director of several private companies and non-profit institutions.

Board of Directors Meetings and Committees	Our Board of Directors held a total of thirteen meetings during 2012. During 2012, each member of our Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees, if any, of which she or he was a member.
Director Independence

Our Board of Directors has determined that each of the following current directors, constituting a majority of our Board of Directors, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is "independent" as defined under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC: J. Thomas Bentley, Sunlin Chou, P. Michael Farmwald, Penelope A. Herscher, Charles Kissner, David Shrigley, Abraham D. Sofaer and Eric Stang.

As of March 8, 2013, each of the committees of our Board of Directors is composed of independent directors as follows:
Audit Committee:	J. Thomas Bentley (Chair)
Charles Kissner
David Shrigley
Compensation Committee:	Penelope Herscher (Chair) Charles Kissner
Corporate Governance/ Nominating Committee:	Eric Stang (Chair) David Shrigley

Director Qualifications	Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess. The Corporate Governance/Nominating Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board of Directors, as well as the composition of the Board of Directors as a whole. These factors include the members' qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board of Directors and such other factors as the Corporate Governance/Nominating Committee may consider appropriate. The Corporate Governance/Nominating Committee does not have a formal policy with respect to diversity. However, the Board of Directors and the Corporate Governance/Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Board of Directors and the Corporate

Governance/Nominating Committee consider the entirety of each candidate's credentials in the context of the factors mentioned above.
Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers, and employees known as the Code of Business Conduct and Ethics, which is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5115.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of these forms, we believe that during fiscal 2012 all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

Executive Sessions of the Independent Directors

It is the policy of the Board of Directors to have executive sessions of the independent directors at which only independent directors are present, typically in conjunction with the regularly scheduled meetings of the Board of Directors.

Committees of the Board of Directors	During 2012, our Board of Directors had three standing committees:
• an Audit Committee,
• a Compensation Committee and
• a Corporate Governance/Nominating Committee.
The following describes each committee, its function, its membership, and the number of meetings held during 2012.

Each of the committees operates under a written charter adopted by our Board of Directors. All of the current committee charters are available on our website at http://investor.rambus.com/documents.cfm.

Audit Committee

Currently, the Audit Committee is composed of J. Thomas Bentley, Charles Kissner and David Shrigley, with Mr. Bentley serving as Chair. During fiscal 2012 and until March 8, 2013, the Audit Committee was composed of Eric Stang, J. Thomas Bentley and Charles Kissner, with Mr. Stang serving as Chair. The Audit Committee oversees our corporate accounting and financial reporting processes and internal control over financial reporting, as well as our internal and external audits.

The Audit Committee held eight meetings during 2012. Its duties include:
• Reviewing our accounting and financial reporting processes and internal control over financial reporting;
• Providing oversight and review at least annually of our risk management policies, including our investment policy;
• Retaining the independent registered public accounting firm, approving their fees, and providing oversight of communication with them;
• Reviewing the plans, findings and performance of our internal auditors;
• Reviewing our annual and quarterly financial statements and related disclosure documents; and
• Overseeing special investigations into financial and other matters, as necessary.

Our Board of Directors has determined that Mr. Bentley is the Audit Committee "financial expert" and that neither Mr. Bentley, nor either of Mr. Shrigley and Mr. Kissner, has any material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is an "independent director" as defined under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC.

The Audit Committee's role is detailed in the Audit Committee Charter and is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5108.
Compensation Committee

Currently, the Compensation Committee is composed of Penelope Herscher and Charles Kissner, with Ms. Herscher serving as Chair. During fiscal 2012 and until March 8, 2013, the Compensation Committee was composed of Penelope Herscher, David Shrigley and Abraham Sofaer, with Ms. Herscher serving as Chair. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers, including the named executive officers and directors of Rambus, including base compensation, bonuses, and stock compensation. The Compensation Committee held twelve meetings during 2012. Its duties include:

•

Annually review and approve the Chief Executive Officer ("CEO") and other executive officers' compensation in the context of their performance, which includes reviewing and approving their annual base salary, annual incentive bonus, including the specific goals, targets and amounts, equity compensation, and any employment agreements, and any other benefits, compensation or arrangements, as applicable;

•

Administer our stock option and equity incentive plans pursuant to the terms of such plans and the authority delegated by our Board of Directors, including: granting stock options, stock appreciation rights, restricted stock, restricted stock units or other equity compensation to individuals eligible for such grants and amend such awards following their grant; amending the plans; and delegating to appropriate executive officers of the Company the ability to grant awards to non-executive officer employees of the Company pursuant to specific guidelines;

• Adopt, amend and oversee the administration of our significant employee benefits programs;
• Review external surveys to establish appropriate ranges of compensation;

•

Retain and terminate any compensation consultant to assist in the evaluation of CEO or executive officer or director compensation, and approve the consultant's fees and other terms of service, as well as obtain advice and assistance from internal or external legal, accounting or other advisors; and

•

Conduct an annual assessment of the Company's engagement with compensation consultants retained by the Board and/or management, as applicable, including the nature and extent of services provided, the amount of fees paid and who made or recommended the decision to retain the compensation consultants.

The Compensation Committee uses Semler Brossy Consulting Group, LLC (SBCG) to assist in evaluating executive and director compensation.

A detailed description of the processes and procedures of the Compensation Committee for considering and determining executive and director compensation, including the role of SBCG, is provided in the "Executive Compensation" section of this proxy statement.

The Compensation Committee's role is detailed in the Compensation Committee Charter, which is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5109.
Compensation Committee Interlocks and Insider Participation	During 2012, there were no interlocking relationships. Please see the Compensation Discussion and Analysis section of this Proxy Statement for further discussion.
Corporate Governance/Nominating Committee	Currently, the Corporate Governance/Nominating Committee is composed of David Shrigley and Eric Stang, with Mr. Stang serving as Chair. During fiscal 2012 and until March 8, 2013, the Corporate Governance/Nominating Committee was composed of Sunlin Chou, Charles Kissner, David Shrigley and Abraham Sofaer, with Dr. Chou serving as Chair. The Corporate Governance/Nominating Committee held six meetings during 2012.

The Corporate Governance/Nominating Committee recommends and approves Rambus' Corporate Governance Guidelines. In addition, its duties include:
• Evaluating and making recommendations to the Board of Directors concerning the appointment of directors to committees of the Board of Directors and the selection of committee chairs;
• Identifying best practices and recommending corporate governance principles;
• Overseeing the annual evaluation process of the Board of Directors; and
• Proposing the slate of nominees for election to the Board of Directors.

The Corporate Governance/Nominating Committee's role is detailed in the Corporate Governance/Nominating Committee Charter which is available on our website at http://investor.rambus.com/documentdisplay.cfm?DocumentID=5110.

Identifying and Evaluating Nominees For Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including those discussed in the "Director Qualifications" section of this proxy statement. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance/Nominating Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Consideration of Stockholder Nominees to the Board

It is the policy of the Corporate Governance/Nominating Committee to consider nominees recommended by stockholders for election to our Board of Directors. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089 Attention: Secretary, and must include: the candidate's name, age, business address and residence address; the candidate's principal occupation or employment; the number of shares of the Company which are beneficially owned by such candidate;

a description of all arrangements or understandings between the stockholder making such nomination and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; detailed biographical data and qualifications; information regarding any relationships between the candidate and the Company within the last three years; any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder's recommendation to the Secretary must also set forth: the name and address, as they appear on the Company's books, of the stockholder making such recommendation; the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal; and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines require that the Chairperson of the Board not be the CEO of the Company. On March 8, 2013, the Board elected Eric Stang as the Chairperson of the Board, succeeding J. Thomas Bentley. While the Chairperson works closely with the CEO and other members of our management, the Chairperson is not part of management and does not have an operating or external role or responsibility. The Board of Directors considers it useful and appropriate to designate a Chairperson to act as the presiding director at Board of Directors meetings, to call and organize such meetings and manage the agenda thereof, and to manage the affairs of the Board of Directors, including ensuring that the Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairperson also acts as the principal contact for the CEO and other members of the Board of Directors and management, as appropriate, for matters requiring the attention of the full Board of Directors. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairperson.

The Board of Directors plays an integral role in our risk oversight processes. The Board of Directors meets regularly to receive reports from its committees, as well as from management with respect to areas of material risk to the Company, including legal, operational, financial and strategic risks. In addition, the Audit Committee oversees and reviews at least annually our risk management policies, including our investment policies.

Transactions with Related Persons	None.
Review, Approval or Ratification of Transactions with Related Persons

Our directors and executive officers are subject to our Code of Business Conduct and Ethics and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of us, unless such interest is solely a result of routine investments made by the individual in publicly traded companies.

In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Financial Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our General Counsel.

In addition, each director and officer is required to complete a Director and Officer Questionnaire on an annual basis and upon any new appointment, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under Nasdaq Rule 5605 and the applicable rules promulgated by the SEC.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        We are asking our stockholders to provide an advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures as described in this Proxy Statement. The Company currently holds such an advisory vote annually, and this proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

        Please see the Compensation Discussion and Analysis section of this Proxy Statement on page 28, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

Recommendation

        We believe that our overall compensation program and philosophy support and help drive the Company's long-term value creation, business strategy and operating performance objectives. We ask you to indicate your support for the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures set forth in this Proxy Statement.

        While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board of Directors and the Compensation Committee value your opinion. Accordingly, the Board of Directors and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for the Company's named executive officers.

        The Board unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2013.

        Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

        Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers	PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2012 and December 31, 2011 are as follows:

	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees(1)	$1,412,141	$1,287,153
Audit-Related Fees(2)	$132,129	$567,900
Tax Fees(3)	$33,042	$71,116
All Other Fees(4)	$3,300	$2,807

Total Fees	$1,580,612	$1,928,976

                  (1)
                  Audit Fees consist of fees for PricewaterhouseCoopers LLP's professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Fees relating to professional services rendered for the audits of the effectiveness of internal control over financial reporting and statutory audits in fiscal 2012 and 2011 are included under "Audit Fees."

                  (2)
                  Audit-Related Fees consist of fees related to financial accounting and reporting standards related to acquisitions, work related to eXtensible Business

                    Reporting Language ("XBRL") and work performed around license compliance audits.

                  (3)
                  Tax Fees primarily relate to tax compliance, tax studies and technical tax advice in both years presented.

                  (4)
                  All Other Fees consist of fees for products and services other than the services described above. During fiscal 2012 and 2011, these fees related to a license to PricewaterhouseCoopers LLP's online accounting and auditing research tool and disclosure checklist.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm	The Audit Committee's policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP's independence.
Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Board unanimously recommends that you vote "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

        The following table sets forth certain information as of February 25, 2013, regarding beneficial ownership of our Common Stock by: (i) each person who is known to us to own beneficially more than five percent of our Common Stock; (ii) each of our current directors; (iii) each of the named executive officers in the Summary Compensation Table of this annual report; and (iv) the total for our current directors and current executive officers as a group. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of February 25, 2013 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Name or Group of Beneficial Owners	Number of Shares Beneficially Owned	Options Exercisable in 60 Days	Percentage of Shares Benficially Owned(1)
FMR LLC(2)	14,144,300		12.7%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Management Company(3)	9,172,122		8.2%
225 South Lake Ave., #400
Pasadena, CA 91101
BlackRock, Inc.(4)	5,915,073		5.3%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	5,572,908		5.0%
100 Vanguard Blvd.
Malvern, PA 19355
Ronald Black(6)	97,750	97,750	*
Harold Hughes(7)	1,295,109	1,130,813	1.1%
Satish Rishi(8)	574,603	441,300	*
Sharon Holt	178,269	178,269	*
Martin Scott	371,772	314,824	*
Thomas Lavelle	342,902	316,536	*
Michael Schroeder	338,929	315,447	*
Kevin Donnelly(9)	564,275	495,543	*
Jae Kim(9)	5,205	4,071	*
Laura Stark(9)	539,753	479,977	*
J. Thomas Bentley(10)	171,613	92,917	*
Sunlin Chou(11)	121,613	80,000	*
P. Michael Farmwald(12)	2,469,849	100,000	2.2%
Penelope Herscher(13)	85,799	60,000	*
Charles Kissner	6,666	6,666	*
David Shrigley	101,613	60,000	*
Abraham Sofaer	157,526	80,000	*
Eric Stang(14)	73,613	40,000	*
All current directors and executive officers as a group (15 persons)(15)	6,636,759	3,483,861	5.8%
Shares Outstanding as of February 25, 2013			111,635,003

*
(Less than 1%)

(1)
Percentage of shares beneficially owned is based on 111,635,003 shares outstanding as of February 25, 2013.

(2)
As reported on Schedule 13G/A on February 14, 2013. The Schedule 13G/A was filed jointly on behalf of FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Growth Company Fund in connection with the beneficial ownership of the Common Stock of Rambus Incorporated.

(3)
As reported on Schedule 13G/A on February 14, 2013.

(4)
As reported on Schedule 13G on January 30, 2013.

(5)
As reported on Schedule 13G on February 13, 2013.

(6)
Appointed by the Rambus Board of Directors as Chief Executive Officer and President on June 20, 2012.

(7)
Retired as Chief Executive Officer and President on June 25, 2012. Includes 74,296 shares held in trust for which Mr. Hughes serves as a trustee.

(8)
Includes 1,400 shares held in custodial accounts for which Mr. Rishi serves as custodian, and 3,000 shares held in trust for which Mr. Rishi serves as a trustee.

(9)
Appointed as Section 16 Officer on February 21, 2013.

(10)
Includes 51,613 shares held in trust for which Mr. Bentley serves as a trustee, and 20,000 shares held in partnership for which Mr. Bentley serves as a general partner.

(11)
Includes 41,613 shares held in trust for which Dr. Chou serves as a trustee.

(12)
Includes 2,204,327 shares pledged as collateral on a margin account with a brokerage firm.

(13)
Includes 25,799 shares held in trust for which Ms. Herscher serves as a trustee.

(14)
Includes 33,613 shares held in trust for which Mr. Stang serves as a trustee.

(15)
Excludes Ms. Holt and Mr. Lavelle as former officers of the Company.

EXECUTIVE OFFICERS OF THE COMPANY

        Information regarding our executive officers and their ages and positions as of February 25, 2013, is contained in the table below. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There is no family relationship between any of our executive officers.

Ronald Black, Ph.D.	49	Chief Executive Officer and President. Dr. Black has served as our chief executive officer and president since June 2012 and as a director since July 2012. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc. Dr. Black currently serves as a board member of EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication. From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. From September 2004 to June 2009, he was chief executive officer of Wavecom S.A., a publicly traded French wireless solutions company. Dr. Black holds a Bachelor of Science, a Masters of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.
Kevin Donnelly	51
		Senior Vice President, GM, Memory & Interfaces. Mr. Donnelly joined us in 1993. Mr. Donnelly has served in his current position since August 2012. From November 2008 to August 2012, Mr. Donnelly served as Senior Vice President, IP Strategy, from March 2006 to November 2008, as Senior Vice President, Engineering and from January 2005 to March 2006, as co-vice president of Engineering. From October 2002 to January 2005 he served as vice president, Logic Interface Division. Mr. Donnelly held various engineering and management positions before becoming vice president, Logic Interface Division in October 2002. Before joining us, Mr. Donnelly held engineering positions at National Semiconductor, Sipex, and Memorex, over an eight year period. He holds a B.S. in Electrical Engineering and Computer Sciences from the University of California, Berkeley, and an M.S. in Electrical Engineering from San Jose State University.

Jae Kim	42	Senior Vice President and General Counsel. Mr. Kim has served as the senior vice president and general counsel since February 2013 and as our vice president, corporate legal since joining us in July 2010. Prior to his tenure at Rambus, Mr. Kim held senior legal positions at Aricent Inc., a privately-held communications technology company and Electronics for Imaging Inc., a digital printing technology company. Mr. Kim has also had significant experience in private practice with the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Kim began his legal career as an attorney with the United States Securities and Exchange Commission, Division of Corporation Finance, in Washington, DC. Mr. Kim is a member of both the California State Bar and New York State Bar, and received a J.D. from the American University, Washington College of Law, and his bachelor's degree from Boston University.
Satish Rishi	53
		Senior Vice President, Finance and Chief Financial Officer. Mr. Rishi joined us in his current position in April 2006. Prior to joining us, Mr. Rishi held the position of executive vice president of Finance and chief financial officer of Toppan Photomasks, Inc., (formerly DuPont Photomasks, Inc.) one of the world's leading photomask providers, from November 2001 to April 2006. During his 25-year career, Mr. Rishi has held senior financial management positions at semiconductor and electronic manufacturing companies. He served as vice president and assistant treasurer at Dell Inc. Prior to Dell, Mr. Rishi spent 13 years at Intel Corporation, where he held financial management positions both in the United States and overseas, including assistant treasurer. Mr. Rishi holds a B.S. with honors in Mechanical Engineering from Delhi University in Delhi, India and an M.B.A. from the University of California at Berkeley's Haas School of Business. He also serves as a director of Measurement Specialties, Inc.

Martin Scott, Ph.D.	57	Senior Vice President, Chief Technology Officer. Dr. Scott has served in his current position since August 2012. From August 2010 until August 2012, Dr. Scott served as our Senior Vice President, GM, New Business Group and from December 2006 to August 2010, as our Senior Vice President, Engineering. Dr. Scott joined us from PMC-Sierra, Inc., a provider of broadband communications and storage integrated circuits, where he was most recently vice president and general manager of its Microprocessor Products Division from March 2006. Dr. Scott was the vice president and general manager for the I/O Solutions Division (which was purchased by PMC-Sierra) of Avago Technologies Limited, an analog and mixed signal semiconductor components and subsystem company, from October 2005 to March 2006. Dr. Scott held various positions at Agilent Technologies, including as vice president and general manager for the I/O Solutions division from October 2004 to October 2005, when the division was purchased by Avago Technologies, vice president and general manager of the ASSP Division from March 2002 until October 2004, and, before that, Network Products operation manager. Dr. Scott started his career in 1981 as a member of the technical staff at Hewlett Packard Laboratories and held various management positions at Hewlett Packard and was appointed ASIC business unit manager in 1998. He earned a B.S. from Rice University and holds both an M.S. and Ph.D. from Stanford University.
Laura Stark	44
		Senior Vice President, Corporate Strategy and M&A. Ms. Stark has served in her current position since August 2012. From April 2008 to August 2012, Ms. Stark served as Senior Vice President, Corporate Development, from February 2005 to April 2008 as Senior Vice President, Platform Solutions and from October 2002 to February 2005 as vice president, Memory Interface Division. Ms. Stark held various business and management positions before becoming vice president, Memory Interface Division in October 2002. Prior to joining us, Ms. Stark held various positions in the semiconductor products division of Motorola, a communications equipment company, during a six year tenure, including technical sales engineer for the Apple sales team and field application engineer for the Sun and SGI sales teams. Ms. Stark holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

        This Compensation Discussion and Analysis describes our 2012 compensation policies, programs, and decisions for our Named Executive Officers ("NEOs"). Our named executive officers for 2012 were:

    •
    Ronald Black, Chief Executive Officer and President since June 2012;

    •
    Harold Hughes, former Chief Executive Officer and President until June 2012;

    •
    Satish Rishi, Senior Vice President, Finance and Chief Financial Officer;

    •
    Sharon Holt, former Senior Vice President, General Manager, Semiconductor Business Group until August 2012;

    •
    Martin Scott, Senior Vice President and Chief Technology Officer;

    •
    Thomas Lavelle, former Senior Vice President and General Counsel until February 2013; and

    •
    Michael Schroeder, Senior Vice President, Human Resources & Workplace Solutions.

        This report is organized as follows:

    1.
    Executive Summary

    2.
    Our Compensation Philosophy

    3.
    Components of NEO compensation

    4.
    NEO compensation process

    5.
    Other policies and elements of NEO compensation

EXECUTIVE SUMMARY

  2012 Business Performance

        We underwent significant changes in 2012 as a result of adverse decisions in the San Francisco Superior Court of the State of California in November 2011 and by the Court of Appeals for the Federal Circuit in May 2011. First, on June 25, 2012, Dr. Ronald Black was appointed as President and Chief Executive Officer to succeed Mr. Harold Hughes, who retired from the position on the same date, but continues to serve as a director. Next, our strategy was redefined to include a more focused approach to, and greater emphasis on, bringing inventions to market. However, as an engineering company, our core strategies continue to include innovation and developing solutions that challenge and enable customers to create innovative products. Our 2012 business results included:

  •
  Customer licensing income of $246.7 million;

  •
  $234.1 million in annual revenue;

  •
  We expect an overall net cash savings of $30-35 million, following our restructuring activities in August 2012;

  •
  We implemented a new internal organizational structure, consisting of three business units:

  •
  Memory and Interfaces Division:  focuses on the design, development and licensing of technology that is semiconductor based, specifically related to memory and interfaces;

    •
    Cryptography Research, Inc.:  focuses on the design, development and licensing of technologies for chip and system security and anti-counterfeiting;

    •
    Lighting and Display Technologies:  focuses on the design, development and licensing of technologies for lighting and displays.

  •
  Our patent portfolio grew 25% year over year. At year-end, we had 1,735 patents and 1,121 pending applications.

  •
  In early 2013, we introduced a fourth business unit, the Mobile Technologies Division, or MTD, which focuses on the design, development and licensing of multi-media and solutions.

  NEO Compensation Highlights

  •
  New CEO grant of performance-based stock options were awarded to create strong alignment with and incentive to drive future shareholder value, as described below.

  •
  Special NEO grants (other than the CEO grant) of performance-based stock options were awarded in order to align executive compensation with the new CEO grant, as described below.

  •
  Annual incentive compensation under the 2012 program ("CIP") was earned at approximately 30.46% of target for our NEOs, based on our Adjusted EBITDA (AEBITDA) target, as defined below.

  •
  We modified the Company's annual incentive compensation for 2013, including:

  •
  CIP payments made semi-annually (instead of quarterly) with 40% funding target in the first half of 2013 and 60% funding target in the second half of 2013, with a maximum funding of 200% should the Company exceed financial targets;

  •
  Funding will be triggered by achievement of financial results as measured by pro forma operating income; and

  •
  Elimination of individual component targets.

  •
  NEOs were not eligible to participate in the Company's stock option exchange program in June 2012.

  New CEO Compensation

        Dr. Black was appointed as President and Chief Executive Officer on June 25, 2012. His cash compensation was established with a base salary of $515,000 and an annual cash bonus target of 100% of base salary. Dr. Black did not participate in the 2012 CIP program, but instead had specified individual performance goals, which were approved by the Compensation Committee, and are described below in the "Annual Variable Cash Compensation" section of this report. Dr. Black was awarded three stock option grants upon his hiring, which the Compensation Committee provided to create strong alignment with and incentive to drive future shareholder value. The grants have no value if shareholder value does not increase. In order for Dr. Black's performance-based stock options to fully vest, shareholder value would need to appreciate by 247% over the price on the date of grant.

  •
  The first grant was a service-based grant of 595,000 options, with an exercise price of $5.76 per share, which vests 10% on the six month anniversary of grant and monthly thereafter until fully vested on the four year anniversary.

  •
  The second and third grants were performance-based grants consisting of two grants of 297,500 options each, with an exercise price of $5.76 per share and five year terms, with stock price milestones ranging from $15 to $20 that must be sustained for 60 days. Therefore, to realize any value from the performance-based stock option grants, there must be a substantial and sustained increase in the Company's stock price during the five year terms, and if the applicable minimum milestone is not met within the five year terms, the applicable stock option will terminate. The grants and vesting criteria are shown below:

  NEO Special Awards

        In August 2012, the Compensation Committee also granted one-time awards of performance-based stock options to key members of the executive team, including all of the NEOs (other than Dr. Black) at the time, with exercise prices of $4.13 per share. The grants have the same vesting period and stock price performance milestones as Dr. Black's performance-based option awards. These grants were made to create alignment across the executive team and require the same substantial price hurdles before executives participate in any value.

  2012 Advisory Vote on Executive Compensation

        The advisory vote on executive compensation at our 2012 annual meeting received 52% favorable votes from our shareholders. During the course of our 2012 proxy season, we engaged in ongoing discussions with institutional investors to gather input and feedback on our executive compensation program. As a result of the feedback we received, the Compensation Committee implemented changes, as described throughout this report, to our executive compensation program to address the concerns of stockholders. We believe that these changes, together with our existing compensation practices, have addressed the concerns of many of our stockholders and demonstrate our commitment to a compensation program that supports and will help drive the Company's long-term value creation.

        It is important to note that the impact of some of these changes will not be reflected in the NEO compensation reported in the Summary Compensation Table until our fiscal 2013 executive compensation is reported in our 2014 proxy statement because many of the decisions related to 2012 compensation reported in this proxy statement were made before our 2012 advisory vote on executive compensation was conducted and before these changes were developed and implemented. The Compensation Committee is committed to ensuring that the Company's compensation programs are consistent with the Company's pay for performance policy, and deliver appropriate results given performance and business conditions. Shareholder feedback through advisory votes will remain an important input into the Compensation Committee's work on the compensation programs for the Company.

OUR COMPENSATION PHILOSOPHY—PAY FOR PERFORMANCE

        Our NEO compensation program is designed to align NEO compensation to business objectives and company financial performance and to motivate NEOs to enhance long-term stockholder value. The principal components of our executive compensation in 2012 consisted of base salary, annual variable cash incentive awards and equity incentive awards. By allocating a significant portion of NEO total compensation to variable pay and equity incentive compensation, more than 83% for our CEO and at least 49% or more for our NEOs of total compensation as reported in the summary compensation tables during 2012 was subject to the Company's financial performance. For 2012, the equity incentive awards for our NEOs consisted of restricted stock units ("RSUs"), performance-based stock options and time-based stock options. Since the pay mix for our NEOs is heavily weighted towards equity, our NEOs experience similar changes in the value of their awards as the share price changes. As a result, to the extent we perform for our shareholders, our executives will benefit from their equity compensation.

  Total Compensation: Opportunity Aligned with Shareholder Value

        The table below provides a summary of compensation for the NEOs over the last three years. As shown below, total NEO compensation has declined consistent with the recent stock price performance. CEO compensation, which includes the value of Dr. Black's new hire awards, has declined by 21% over the last year. Compensation for the other NEOs has declined by at least 50% over the same period.

CEO Pay for Performance(1)	Total NEO Pay for Performance(2)

(1)
Reflects total compensation for Mr. Hughes in years 2010 and 2011, and Dr. Black for 2012.

(2)
Excludes CEO compensation.

  Annual Incentive Payouts: Aligned with Financial Performance

        For 2012, we measured our annual financial performance using Adjusted EBITDA (described in more detail in the "NEO Compensation Components" section). Adjusted EBITDA is a non-GAAP measure that we believe is a meaningful measure of the Company's core financial performance that supports our short-term and long-term business objectives. 2012 NEO annual incentive payouts were funded at 30.46%.

        Although the measurement of our annual financial performance has been Adjusted EBITDA for purposes of CIP, over the past 5 years, we observe that the annual cash incentive payouts have been aligned with our GAAP revenue and GAAP operating income. The chart below illustrates the alignment of annual GAAP performance and annual incentive payouts for our NEOs, except the CEO, from 2008-2012.

Alignment of Annual Bonus Payments with Performance 2008-2012

  Realizable Value of Equity: Aligned with Shareholder Experience

        Our stock price has declined substantially since November 2011 and we believe that our compensation program for senior executives, including our NEOs, is appropriately sensitive to these results. The reduced value of our stock price has led the Compensation Committee to reduce the level of grants, given the proportion of equity they represent. In addition, the reduced value of our stock price has created the need for the Compensation Committee to ensure that our senior executives remain committed to the Company and have sufficient incentive to continue working for the Company's long term success. As shown below, NEO equity awards for 2012 (granted in February 2012) were at least 45% lower than 2011 awards.

	Equity Granted in FY2011			Equity Granted in FY2012
								Grant Date Fair Value % Change 2011 - 2012
Executive	Options	RSUs	Grant Date Fair Value	Options	Perf. Options	RSUs	Grant Date Fair Value
Ronald Black	NA	NA	NA	595,000	595,000	NA	$2,166,693	NA
Harold Hughes	130,000	32,000	$2,077,621	134,000	NA	33,000	$761,619	-63.3%
Satish Rishi	35,000	8,000	$546,480	45,000	90,000	6,000	$239,138	-56.2%
Sharon Holt	40,000	10,000	$642,488	50,000	130,000	7,000	$274,985	-57.2%
Martin Scott	40,000	10,000	$642,488	50,000	160,000	7,000	$281,825	-56.1%
Thomas R. Lavelle	35,000	8,000	$546,480	45,000	90,000	6,000	$239,138	-56.2%
Michael Schroeder	21,000	6,000	$353,004	30,000	90,000	7,000	$188,195	-46.7%

        Since the pay mix for our NEOs is heavily weighted towards equity, our NEOs experience similar changes in the realizable value of their awards as the share price changes. Realizable value is defined as the value of equity awards as of a given date after grant, rather than the value on the date of grant. Thus, to the extent we do not perform for our shareholders, our executives do not benefit from their equity compensation.

        Because of the decline in our share price, the realizable value of equity awards made to our executives in the 3-year period since 2010 declined substantially.

2010-2012 Equity Awards
Grant Date and Realizable Values

NEO COMPENSATION PROCESS

  The Role of the Compensation Committee

        The Compensation Committee is responsible for determining and approving CEO compensation, approving compensation recommendations for executive officers and other senior executives, recommending to the Board changes to the non-employee director compensation program and approving the overall levels of equity to be granted each year, among other duties expressed in its charter. In performing these duties, the Compensation Committee evaluates the performance of the CEO and other senior executives, and reviews and evaluates the existing compensation programs. The Compensation Committee does not delegate authority to management for executive officer compensation decisions.

  The Use of Independent Compensation Consultants

        The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants, and other advisers. The Compensation Committee has the authority to retain and terminate any adviser, as well as the authority to approve the fees, terms and conditions of any such engagement.

        The Compensation Committee uses Semler Brossy Consulting Group, LLC (SBCG) to assist in evaluating executive and director compensation. SBCG reports directly to the Compensation Committee, and works collaboratively with management and the Compensation Committee. The Compensation Committee has directed SBCG to regularly provide advice on a number of topics, including current trends in executive compensation design, overall levels of compensation, the merits of using particular forms of compensation, the relative weighting of different compensation elements, and the value of particular performance measures on which to base compensation for all the NEOs. SBCG also prepares specific material and analyses for the Compensation Committee on CEO compensation. SBCG has not performed, and does not currently have any other consulting engagements with management or the Company.

  The Role of Management

        The CEO and Senior Vice President of Human Resources present annual performance reviews and compensation recommendations for the senior executives (excluding the CEO) for which the Compensation Committee has responsibility. Management personnel also provides support and assistance to the Compensation Committee by working with the Compensation Committee's independent consultant, compiling third party reports on compensation data, analyzing peer group data and providing other related compensation information and assessments.

  Establishing and Reviewing Compensation Levels

        The Compensation Committee considers several external and internal factors to ensure that compensation packages are consistent with our pay for performance philosophy and that are competitive in the market for talent. Market compensation levels and individual leadership and performance assessments as discussed in this section are important factors considered in the decision-making process. Additional factors considered include job scope, individual skills/experience, relative importance of the individual's role, internal pay equity, historical pay levels and equity holdings, and recent Company performance. However, we do not target a specific compensation level, or a relative pay position for any of our NEOs. The totality of the information and assessments considered below are used to establish the appropriate compensation levels.

  Peer Group Comparisons

        The Compensation Committee analyzes market compensation levels of executives at comparable companies to determine whether the total compensation opportunity available to our NEOs is appropriate and competitive, and consistent with the Company's compensation philosophy and objectives. Each year, SBCG, together with senior members of our Human Resources department, defines and assesses the appropriateness of a group of similarly situated companies for purposes of this comparison, referred to as the Compensation Peer Group. The Compensation Committee reviews the Compensation Peer Group as recommended by management and SBCG, and then approves this group for use in the evaluation of NEO compensation as discussed below.

        The 2012 Compensation Peer Group consisted of 16 companies selected based on a number of key attributes, including revenue, technological complexity, industry and business characteristics, market capitalization and number of employees.

Applied Micro Circuits Corporation	FormFactor, Inc.	RF Micro Devices, Inc.
Cavium Networks, Inc.	Integrated Device Technology, Inc.	Semtech Corporation
Cree, Inc.	InterDigital, Inc.	Silicon Image, Inc.
Cymer, Inc.	MIPS Technologies, Inc.	Silicon Laboratories Inc.
DSP Group, Inc.	OmniVision Technologies, Inc.	Tessera Technologies, Inc.
PMC-Sierra, Inc.

  External Compensation Data

        The Compensation Committee also reviewed data from the Radford Select Executive Compensation Report to supplement the publicly available Compensation Peer Group data. The Compensation Committee considered the information available in the Radford Select Executive Compensation Report to assist in establishing NEO compensation by considering industry and general best practices, benchmarks and marketplace trends and developments, but without reference to any specific compensation information for any individual company included in this report.

  Individual Leadership and Performance Assessments

        The Compensation Committee reviews comprehensive performance assessments of the senior executive team and conducts a review of the CEO performance. This assessment includes pre-established strategic objectives and review of direct feedback from managers, peers and subordinates. The Compensation Committee also holds an annual joint meeting with the Corporate Governance/Nominating Committee to review and discuss Company leadership development, performance objectives and emergency and long-term succession planning.

  Compensation Committee Independence Standards; Assessment of Compensation Committee Advisor Independence

        The Compensation Committee annually evaluates the independence of its members. In addition, the Committee also assesses the independence of its advisors and has determined that it is in compliance with applicable listing standards.

COMPONENTS OF NEO COMPENSATION

        The Company's executive compensation program consists of the following components:

  •
  Annual Base Salary

  •
  Annual Variable Cash Compensation—Corporate Incentive Plan (CIP)

  •
  Equity Incentive Compensation

  Annual Base Salary

        The Compensation Committee evaluates base salaries for the NEOs on an annual basis. The Compensation Committee considers a number of factors, including the NEO's salary history, current compensation levels, responsibilities, experience, individual and Company performance, and market information when determining and approving NEO salary increases.

        For 2012, the Compensation Committee approved an increase in the base salary for Dr. Scott and Ms. Holt. This increase was made to reflect individual performance as well as recent market trends. No other executives received an increase in base salary level for 2012.

        For 2013, the Compensation Committee approved no increases in annual base salary for our NEOs.

  Annual Variable Cash Compensation—Corporate Incentive Plan (CIP)

        For 2012, the CIP provided cash incentives to NEOs based upon the achievement of specific levels of Company and individual performance. The CIP is used for all eligible employees at the Company. The total target opportunity for NEOs under the 2012 CIP was based 70% on Company financial performance and 30% on specific predefined individual objectives, referred to as MBOs.

        The Compensation Committee approved increases in target annual cash incentives for all NEOs to apply to 2012, except for the former CEO. These increases were made in response to an assessment of internal pay equity practices as well as individual performance and contributions. Changing target annual cash incentives and leaving salary largely unchanged reflects the commitment to using performance-based compensation more heavily.

        For 2013, the Compensation Committee approved no increases in target annual cash incentives for our NEOs.

  Company Performance Component—70%

        We used Adjusted EBITDA (AEBITDA) for the Company performance component of the 2012 CIP. AEBITDA is a non-GAAP measure that consists of GAAP EBITDA, excluding litigation expenses, stock-based compensation expense, costs of restatement and related legal expenses, certain acquisition related expenses, retention bonuses and any CIP related expenses. One-time or extraordinary expense or income items may be excluded at the Compensation Committee's discretion. The Company believes that AEBITDA provided a meaningful measure of core financial performance and supported our short-term and long-term business objectives.

  Individual Performance Component—30%

        Each NEO must also achieve certain pre-determined strategic business goals in order to earn the MBO component of the CIP. MBOs ensure that our NEOs continue to deliver on individual operational objectives. MBOs are proposed by senior management personnel and approved annually by the Compensation Committee. The individual MBOs are measured on a quarterly basis.

        The MBO component of the CIP is earned upon achievement and paid quarterly. Up to 125% of the MBO component can be earned regardless of the Company's financial performance. Above 125%, to a maximum of 200%, may be earned if AEBITDA performance exceeds target.

        Individual MBOs tie directly to our overall operating plan objectives as approved by the Board of Directors annually. 2012 MBOs for NEOs were tied to one or more of the following strategic business objectives:

  1.
  Continue to advance our memory technology and expand overall semiconductor position

  2.
  Secure past and generate future revenue related to Dynamic Random Access Memory

  3.
  Bring first general lighting customer to market and sign at least one other key brand

  4.
  Maximize the quality and quantity of our inventions

  5.
  Optimize licensing opportunities especially in areas with multiple Rambus technology innovations

  6.
  Diversify into one or two major businesses beyond semiconductor and lighting and display

  7.
  Develop organization and our people for rapid change and increasing complexity

  Dr. Black's 2012 Bonus Opportunity

        Dr. Black did not participate in the CIP in 2012. Upon his hiring as CEO in June 2012, the Compensation Committee established the following goals for the purpose of determining Dr. Black's 2012 annual variable cash compensation: (i) redefine the Company's strategy, (ii) decrease net cash outflows, (iii) strengthen the leadership team, and (iv) define and execute a new strategic plan.

        The Compensation Committee assessed Dr. Black's performance against these criteria and determined that the goals had been fully achieved, and as such his bonus was paid at 100% of target, pro rata for his partial year of service. The Committee requested and Dr. Black agreed that he receive his bonus in RSUs that vest over three years. Dr. Black received 44,292 RSUs with a grant date fair value of $5.46 per share.

        For 2013, Dr. Black will be eligible to participate in the 2013 CIP for his annual variable cash compensation.

  2012 CIP Payouts

        2012 AEBITDA was $77.6 million, below the annual target of $106.4 million, but above the threshold AEBITDA of $77.4 million. Based on the financial performance, the Company performance component of the CIP was funded at 0.46% of target and the MBO component of the CIP was funded at 30% of target for the NEOs. The resulting overall CIP payouts ranged between 26-30% of total CIP targets, including the impact of individual MBO performance.

2012 CIP Payouts

	2012 CIP Target		2012 CIP Payouts
Executive	2012 Bonus Target	% of Base Salary	Total 2012 CIP Payout	% of Total Target Bonus	MBO Strategic Goal
Satish Rishi	$280,000	86.2%	$79,828	28.5%	6
Martin Scott	$310,000	92.5%	$86,825	28.0%	1, 3, 4, 5, 6
Thomas Lavelle	$310,000	95.4%	$81,353	26.2%	2, 4
Michael Schroeder	$200,000	72.7%	$59,570	29.8%	7

  2013 CIP Changes

        In January 2013, the Compensation Committee approved the CIP for 2013 with the following changes from the 2012 plan:

  •
  CIP will be paid semi-annually (instead of quarterly) with 40% funding target in the half of 2013 and 60% funding target in the second half of 2013, with a maximum funding of 200% should the Company exceed certain financial targets;

  •
  Funding will be triggered by achievement of financial results as measured by pro forma operating income; and

  •
  Elimination of individual MBO component of CIP.

        The Compensation Committee adopted these changes because it believes that annual cash incentives should be paid to reward achievement of critical shorter-term operating, financial, strategic and individual measures and goals that are expected to contribute to shareholder value creation over time. As a result, the Compensation Committee believes that these changes in the CIP program will closely align NEO compensation to company performance when the Company achieves certain operating performance targets.

  Equity Compensation

        The Compensation Committee reviews market information, external competitive circumstances, overall ownership and vesting schedules of existing equity held by the NEO, and each NEO's performance and contribution during the completed fiscal year to determine annual equity awards.

  Annual February Equity Grants

        The Compensation Committee annually evaluates the structure of the equity compensation program, including the type of awards used and the allocation of stock options and restricted stock units to ensure that grants appropriately support our strategic and financial objectives.

        NEO annual equity awards granted in February 2012 consisted of 75% in stock options and 25% in RSUs. The Compensation Committee believed this allocation appropriately balanced incentives for growth in share price versus the retention encouraged by RSUs. The options and RSUs vest over 4 years.

        NEO annual equity awards granted in February 2013 were in the form of stock options only, moving away from the previous practice of an allocation between stock options and RSUs. In determining these grants, the Compensation Committee considered a number of factors, consistent with the approach described above, including particular focus on individual performance, the stock price levels and that our NEOs were excluded from the 2012 stock option exchange program which was available to our non-executive employees.

  CEO Equity Grant

        In connection with Dr. Black's appointment as President and Chief Executive Officer, Dr. Black was granted stock options of the Company's common stock. Please refer to the "Executive Summary" section of this report for further detail.

  Special Performance-Based Option Grant to Other NEOs

        In August 2012, the Compensation Committee granted one-time special awards of performance-based stock options to key members of the executive team. Please refer to the "Executive Summary" section of this report for further detail.

OTHER POLICIES AND ELEMENTS OF NEO COMPENSATION

  Benefits

        We generally do not provide any perquisites to NEOs that are not generally available to the broad employee population (certain one-time exceptions are discussed below). Our NEOs are eligible to participate in our 401(k) plan, our health and welfare benefits, and our Employee Stock Purchase Plan on the same terms as other eligible employees.

  Stock Ownership Guidelines

        Our executives are expected to accumulate and hold a minimum level of common stock throughout their tenure at Rambus. The required levels are 5x base salary for the CEO and 3x base salary for the other NEOs. Executives have five years to achieve their required level of ownership from the date that they become covered by the policy. Elements that qualify towards ownership goals include shares owned outright, unvested restricted stock and restricted stock units, the fair value of vested and unexercised stock options, and shares acquired under our Employee Stock Purchase Plan. As a result of our recent stock price decline, as of December 31, 2012, not all of our NEOs had met their ownership requirements. The Compensation Committee will reevaluate the Company's stock ownership guidelines and implement appropriate corrective measures.

  Hedging

        All employees are prohibited from engaging in hedging transactions in Rambus shares.

  Equity Grant Policy

        Annual equity awards are granted at the closing price on February 1st of each year. If February 1st is not a trading day, the grants become effective and are priced as of the next trading day. The number of shares and key award terms of awards to NEOs are approved by the Compensation Committee prior to the February 1st award date.

  Compensation Recovery

        The Compensation Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation Committee will adopt a policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are promulgated.

  Tax Considerations

        The Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, when determining NEO compensation. All of the stock options granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation. However, earned restricted stock units and annual variable cash awards paid to our NEOs under our current annual incentive plan may not be deductible in the future, as these awards may not qualify as "performance-based compensation" for purposes of Section 162(m). The Compensation Committee intends to continue evaluating all of our executive compensation and will qualify such compensation as performance based compensation under Section 162(m) to the extent applicable, and so long as the Compensation Committee determines that doing so is in the Company's best interests.

  Compensation Program Risk Evaluation

        The Compensation Committee annually reviews the elements of named executive compensation to determine whether any portion of the overall program encouraged excessive risk taking. The Committee's current assessment is that although the majority of compensation provided to our NEOs is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Committee believes that the design of these compensation programs encourage our NEOs to remain focused on both short-term and long-term strategic goals.

  Separation Agreement with Sharon Holt

        Effective August 30, 2012, Sharon Holt resigned as senior vice president and general manager, semiconductor business group and entered into a separation agreement with the Company which provided Ms. Holt with severance benefits consisting of a cash severance payment equal to Ms. Holt's base salary for 9 months and continued health insurance coverage for up to 4 months. Ms. Holt also agreed to a customary release of any and all claims under her separation agreement.

  Separation Agreement with Thomas Lavelle

        Effective February 4, 2013, Thomas Lavelle resigned as senior vice president and general counsel, and entered into a separation agreement with the Company which provides that Mr. Lavelle will receive severance benefits consisting of a cash severance payment equal to Mr. Lavelle's base salary for 12 months and continued health insurance coverage for up to 12 months. Mr. Lavelle has also agreed to a customary release of any and all claims under his separation agreement.

  Modification of Compensatory Arrangement with Harold Hughes in Connection with Resignation

        In connection with Mr. Hughes' resignation as President and Chief Executive Officer, the Compensation Committee approved Mr. Hughes' continued eligibility to participate in the CIP, such that Mr. Hughes would remain eligible to receive a payment pursuant to the CIP based on his individual performance as calculated pursuant to the terms and conditions of the CIP, which payment was pro-rated based on service through the completion of the Company's second quarter, and is to be paid no later than March 15, 2013. Also, in connection with Mr. Hughes' retirement from the Board of Directors effective as of the Annual Meeting, the Compensation Committee authorized the Company's entry into a separation agreement with Mr. Hughes, pursuant to which Mr. Hughes would receive certain compensatory benefits, as described in the discussion of director compensation below.

  Other Compensation and Governance Practices

        Other best practice principles reflected in our compensation programs include:

  •
  No cash payments upon termination or change-in-control to our NEOs, other than the CEO. Outstanding equity awards may vest upon a "double-trigger" termination in the event of a change-in-control.

  •
  In connection with Dr. Black's appointment as President and Chief Executive Officer, Dr. Black's employment agreement with the Company provides that in the event the Company terminates Dr. Black's employment with the Company without "Cause" and such termination does not occur within the three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of one year of base salary and 100% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Dr. Black's employment with the Company without "Cause" or Dr. Black voluntarily terminates his employment for "Good Reason", and in either event, such termination occurs within three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of 18 months of base salary and 150% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

  •
  We generally do not provide perquisites or tax gross-ups to any of our executive officers. However, the Company provided reimbursements to Dr. Black during the first eight months of his employment with the Company for reasonable travel costs to and from his current residence. The Company also provided a one-time reimbursement to Dr. Black for his reasonable attorneys' fees incurred in the negotiation, preparation and execution of his employment agreement with the Company.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee, as of February 2013, reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE
Penelope Herscher (Chairperson)
David Shrigley
Abraham Sofaer

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table shows compensation information for 2010, 2011 and 2012 for the named executive officers.

Summary Compensation
For Fiscal Years 2010, 2011 and 2012

Name and Title	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Ronald Black(4)	2012	267,403	—	2,166,693	268,078	24,267	2,726,441
Chief Executive Officer	2011	—	—	—	—	—	—
and President	2010	—	—	—	—	—	—
Harold Hughes(5)	2012	304,806	241,230	520,389	70,176	18,243	1,154,844
Former Chief Executive	2011	498,333	669,760	1,407,861	856,693	29,474	3,462,121
Officer and President	2010	480,000	636,160	1,481,916	1,577,796	28,387	4,204,259
Satish Rishi	2012	325,000	43,860	195,278	79,828	28,987	672,953
Senior Vice President,	2011	325,000	167,440	379,040	458,413	29,528	1,359,421
Finance and Chief Financial	2010	325,000	181,760	419,658	788,898	28,387	1,743,703
Officer
Sharon Holt(6)	2012	258,468	51,170	223,815	45,840	273,507	852,800
Former Senior Vice	2011	324,583	209,300	433,188	515,670	30,122	1,512,863
President, GM Semiconductor	2010	320,000	227,200	445,886	903,946	53,993	1,951,025
Business Group
Martin Scott	2012	334,167	51,170	230,655	86,825	29,635	732,452
Senior Vice President and	2011	324,583	209,300	433,188	464,194	30,122	1,461,387
Chief Technology Officer	2010	320,000	181,760	419,658	788,898	29,035	1,739,351
Thomas Lavelle(7)	2012	325,000	43,860	195,278	81,353	16,011	661,502
Former Senior Vice President	2011	325,000	167,440	379,040	510,000	22,393	1,403,873
and General Counsel	2010	325,000	227,200	459,001	903,946	47,045	1.962,192
Michael Schroeder	2012	273,750	51,170	137,025	59,570	29,635	551,150
Senior Vice President,	2011	257,917	125,580	227,424	292,224	30,116	933,261
Human Resources and	2010	235,000	116,554	301,629	542,367	28,918	1,224,468
Workplace Solutions

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Amounts for fiscal year 2012 consist of compensation earned for services rendered in fiscal year 2012 and are based upon the achievement of certain targets under the 2012 Corporate Incentive Plan targets. The target and achievement results were reviewed and approved by the Compensation Committee. The plan is further described under "Compensation Discussion & Analysis—Executive Compensation Components."

(3)
In addition to any specific other compensation disclosed with respect to individual named executive officers, amounts reported in the "All Other Compensation" column for 2012 and previous years consist of matching contributions to the named executive officers' 401(k) accounts and premiums paid for health and welfare insurance policies. For Ms. Holt, her amount also includes severance payments and benefits pursuant to her separation agreement.

(4)
Dr. Black was appointed by the Rambus Board of Directors as Chief Executive Officer and President on June 20, 2012. $232,976 of Dr. Black's non-equity incentive plan compensation for 2012 was paid in stock awards in 2013 that vest over three years. These stock awards were granted on February 1, 2013 with a grant date fair value of $5.46 per share.

(5)
Mr. Hughes retired from his position as Chief Executive Officer and President on June 25, 2012. Mr. Hughes continues in his role as a member of the Board of Directors.

(6)
Ms. Holt resigned from her position as Senior Vice President and GM of the Semiconductor Business Group on August 30, 2012.

(7)
Mr. Lavelle resigned from his position as Senior Vice President and General Counsel on February 4, 2013.

Grants of Plan Based Awards

        The following table shows all plan-based awards granted to the named executive officers during fiscal year 2012. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2012 Year-End Table that follows.

Grants of Plan Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares or Stock Units(2) (#)	All Other Option Awards; Number of Securities Underlying Options (#)
												Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards(4) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald Black	07/02/2012	06/20/2012	—	—	—	—	—	—	—	595,000	(3)	5.76	1,896,563	(5)
	07/02/2012	06/20/2012	—	—	—	—	—	—	—	297,500	(4)	5.76	135,065	(6)
	07/02/2012	06/20/2012	—	—	—	—	—	—	—	297,500	(4)	5.76	135,065	(6)
	—	06/20/2012	N/A	515,000	1,030,000
Harold Hughes	02/01/2012	01/19/2012	—	—	—	—	—	—	33,000	—		0.00	241,230	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	134,000	(3)	7.31	520,389	(5)
	—	01/19/2012	250,000	500,000	1,000,000
Satish Rishi	02/01/2012	01/19/2012	—	—	—	—	—	—	6,000	—		0.00	43,860	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	45,000	(3)	7.31	174,758	(5)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	—	01/19/2012	140,000	280,000	560,000
Sharon Holt	02/01/2012	01/19/2012	—	—	—	—	—	—	7,000	—		0.00	51,170	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	50,000	(3)	7.31	194,175	(5)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	65,000	(4)	4.13	14,820	(6)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	65,000	(4)	4.13	14,820	(6)
	—	01/19/2012	160,000	320,000	640,000
Martin Scott	02/01/2012	01/19/2012	—	—	—	—	—	—	7,000	—		0.00	51,170	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	50,000	(3)	7.31	194,175	(5)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	80,000	(4)	4.13	18,240	(6)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	80,000	(4)	4.13	18,240	(6)
	—	01/19/2012	155,000	310,000	620,000
Thomas Lavelle	02/01/2012	01/19/2012	—	—	—	—	—	—	6,000	—		0.00	43,860	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	45,000	(3)	7.31	174,758	(5)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	—	01/19/2012	155,000	310,000	620,000
Michael Schroeder	02/01/2012	01/19/2012	—	—	—	—	—	—	7,000	—		0.00	51,170	(5)
	02/01/2012	01/19/2012	—	—	—	—	—	—	—	30,000	(3)	7.31	116,505	(5)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	08/01/2012	07/25/2012	—	—	—	—	—	—	—	45,000	(4)	4.13	10,260	(6)
	—	01/19/2012	100,000	200,000	400,000

(1)
Amounts shown are estimated payouts for fiscal year 2012 to the named executive officers based on the 2012 bonus targets under the plan discussed under "Compensation Discussion & Analysis—Executive Compensation Components." Actual bonuses received by these named executive officers for fiscal 2012 are reported in the Summary Compensation for Fiscal Year 2012 table under the column entitled "Non-Equity Incentive Plan Compensation" and described under "Compensation Discussion & Analysis—Executive Compensation Components ."

(2)
Restricted stock units granted to all named executives on February 1, 2012.

(3)
The stock options were granted as part of the Company's regular performance review process and vest based on the executive continuing to provide services to the company through the applicable vesting dates except for Dr. Black for which these stock options were granted as part of his new hire package. See the "Compensation Discussion and Analysis" and "Outstanding Equity Awards at Fiscal Year-End" for additional information with respect to these stock option grants.

(4)
The performance stock options were granted as special equity grants to executives to realign equity compensation to the executive pay philosophy going forward. The grants vest based on the executive continuing to provide services to the company through the applicable vesting dates and to meet the specified market conditions related to Rambus Inc.'s stock price. See the "Compensation Discussion and Analysis" and "Outstanding Equity Awards at Fiscal Year-End" for additional Information with respect to these stock option grants.

(5)
The value of a stock award or stock option award is based on the fair market value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Stock awards consist of restricted stock unit awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of our Common Stock at such date in the future when the option is exercised exceeds the exercise price.

(6)
The value of a performance stock option award is based on the fair market value determined as of the grant date that factors in the service and market conditions that must be met pursuant to FASB ASC Topic 718. The exercise price for all performance options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The performance option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a performance option on the grant date, the actual value of the performance option will depend on the market value of our Common Stock at such date in the future when the option is exercised exceeds the exercise price.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2012. Unvested stock awards reported in the Grants of Plan-Based Awards table on the previous page are also included in the table below.

Outstanding Equity Awards at Fiscal 2012 Year-End

	Option Awards							Stock Awards
Name	# of Securities Underlying Unexercised Options (#) Exercisable		# of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald Black	—		595,000	(2)	—	5.76	7/2/2022	—		—	—	—
	—		297,500	(3)	—	5.76	7/2/2022	—		—	—	—
	—		297,500	(4)	—	5.76	7/2/2022	—		—	—	—
Harold Hughes	24,885	(5)	109,115		—	7.31	2/1/2022	—		—	—	—
								33,000	(6)	160,710	—	—
	47,666	(7)	82,334		—	20.93	2/1/2021	—		—	—	—
	—		—		—	—	—	24,000	(8)	116,880	—	—
	64,033	(9)	48,967		—	22.72	2/1/2020	—		—	—	—
	—		—		—	—	—	14,000	(10)	68,180	—	—
	101,200	(11)	30,800		—	8.55	2/2/2019	—		—	—	—
	—		—		—	—	—	8,500	(12)	41,395	—	—
	30,933	(13)	1,067		—	19.86	2/1/2018	—		—	—	—
	250,000	(14)	—		—	18.69	2/1/2017	—		—	—	—
	270,000	(15)	—		—	22.94	1/6/2016	—		—	—	—
	250,000	(16)	—		—	21.51	1/10/2015	—		—	—	—
	14,543	(17)	—		—	16.07	10/1/2014	—		—	—	—
	40,000	(18)	—		—	17.51	6/2/2013	—		—	—	—
Satish Rishi	—		45,000	(19)	—	4.13	8/1/2022	—		—	—
	—		45,000	(20)	—	4.13	8/1/2022	—		—	—	—
	8,357	(21)	36,643		—	7.31	2/1/2022	—		—	—	—
	—		—		—	—	—	6,000	(22)	29,220	—	—
	12,833	(23)	22,167		—	20.93	2/1/2021	—		—	—	—
	—		—		—	—	—	6,000	(24)	29,220	—	—
	18,133	(25)	13,867		—	22.72	2/1/2020	—		—	—	—
	—		—		—	—	—	4,000	(26)	19,480	—	—
	30,961	(27)	9,424		—	8.55	2/2/2019	—		—	—	—
	—		—		—	—	—	2,574	(28)	12,535	—	—
	38,666	(29)	1,334		—	19.86	2/1/2018	—		—	—	—
	100,000	(30)	—		—	18.69	2/1/2017	—		—	—	—
	220,000	(31)	—		—	40.80	4/11/2016	—		—	—	—
Sharon Holt	5,000	(32)	—		—	7.31	8/30/2013	—		—	—	—
	12,000	(33)	—		—	20.93	8/30/2013	—		—	—	—
	17,000	(34)	—		—	22.72	8/30/2013	—		—	—	—
	28,269	(35)	—		—	8.55	8/30/2013	—		—	—	—
	36,000	(36)	—		—	19.86	8/30/2013	—		—	—	—
	80,000	(37)	—		—	18.69	8/30/2013	—		—	—	—
Martin Scott	—		80,000	(38)	—	4.13	8/1/2022	—		—	—	—
	—		80,000	(39)	—	4.13	8/1/2022	—		—	—	—
	9,285	(40)	40,715		—	7.31	2/1/2022	—		—	—	—
	—		—		—			7,000	(41)	34,090	—	—
	14,666	(42)	25,334		—	20.93	2/1/2021				—	—
	—		—		—	—	—	7,500	(43)	36,525	—	—
	18,133	(44)	13,867		—	22.72	2/1/2020	—		—	—	—
	—		—		—	—	—	4,000	(45)	19,480	—	—
	30,961	(46)	9,424		—	8.55	2/2/2019	—		—	—	—
	—		—		—	—	—	2,574	(47)	12,535	—	—
	29,000	(48)	1,000		—	19.86	2/1/2018	—		—	—	—
	200,000	(49)	—		—	19.16	1/3/2017	—		—	—	—

	Option Awards							Stock Awards
Name	# of Securities Underlying Unexercised Options (#) Exercisable		# of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas Lavelle	—		45,000	(50)	—	4.13	8/1/2022	—		—	—	—
	—		45,000	(51)	—	4.13	8/1/2022	—		—	—	—
	8,357	(52)	36,643		—	7.31	2/1/2022	—		—	—	—
	—		—		—	—	—	6,000	(53)	29,220	—	—
	12,833	(54)	22,167		—	20.93	2/1/2021	—		—	—	—
	—		—		—	—	—	6,000	(55)	29,220	—	—
	19,833	(56)	15,167		—	22.72	2/1/2020	—		—	—	—
	—		—		—	—	—	5,000	(57)	24,350	—	—
	24,297	(58)	9,424		—	8.55	2/2/2019	—		—	—	—
	—		—		—	—	—	2,574	(59)	12,535	—	—
	38,666	(60)	1,334		—	19.86	2/1/2018	—		—	—	—
	200,000	(61)	—		—	19.16	1/3/2017	—		—	—	—
Michael Schroeder	—		45,000	(62)	—	4.13	8/1/2022	—		—	—	—
	—		45,000	(63)	—	4.13	8/1/2022	—		—	—	—
	5,571	(64)	24,429		—	7.31	2/1/2022	—		—	—	—
	—		—		—	—	—	7,000	(65)	34,090	—	—
	7,700	(66)	13,300		—	20.93	2/1/2021	—		—	—	—
	—		—		—	—	—	4,500	(67)	21,915	—	—
	13,033	(68)	9,967		—	22.72	2/1/2020	—		—	—	—
	—		—		—	—	—	2,564	(69)	12,487	—	—
	19,448	(70)	5,919		—	8.55	2/2/2019	—		—	—	—
	—		—		—	—	—	1,617	(71)	7,875	—	—
	19,333	(72)	667		—	19.86	2/1/2018	—		—	—	—
	40,000	(73)	—		—	18.69	2/1/2017	—		—	—	—
	50,000	(74)	—		—	22.94	1/6/2016	—		—	—	—
	20,000	(75)	—		—	24.04	12/3/2014	—		—	—	—
	132,500	(76)	—		—	18.04	6/7/2014	—		—	—	—

(1)
The market value is calculated using the closing price of our Common Stock of $4.87 on December 31, 2012 (the last trading day of 2012), as reported on The Nasdaq Global Select Market (NASDAQ), multiplied by the unvested stock amount.

(2)
The option was granted on July 2, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on July 2, 2016.

(3)
The performance option was granted on July 2, 2012. Shares subject to the option fully vest on June 25, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by June 25, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to June 25, 2017, and if such performance milestone is not achieved prior to June 25, 2017, the option will terminate.

(4)
The performance option was granted on July 2, 2012. Shares subject to the option fully vest on June 25, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by June 25, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to June 25, 2017, and if the related performance milestones are not achieved prior to June 25, 2017, the unvested portion of the option will terminate.

(5)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(6)
The restricted stock unit was granted on February 1, 2012. The grant shall vest in equal installments of 8,250 shares on each anniversary of the grant date until one-hundred percent vested.

(7)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(8)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 8,000 shares on each anniversary of the grant date until one-hundred percent vested.

(9)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(10)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 7,000 shares on each anniversary of the grant date until one-hundred percent vested.

(11)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(12)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 8,500 shares on each anniversary of the grant date until one-hundred percent vested.

(13)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.

(14)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2012.

(15)
The option was granted on January 6, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 6, 2011.

(16)
The option was granted on January 10, 2005. Options representing 1/48th of the shares vested monthly during the four year period following the grant date until they were fully vested on January 10, 2009.

(17)
The option was granted on October 1, 2004. Options representing 1/48th of the shares vested monthly over the four year period following the grant date until they were fully vested on October 1, 2008.

(18)
The option was granted on June 2, 2003. Options representing 5,000 shares vested on December 2, 2003, and the remaining options vested in equal monthly installments until they were fully vested on June 2, 2007.

(19)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by August 1, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to August 1, 2017, and if such performance milestone is not achieved prior to August 1, 2017, the option will terminate.

(20)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by August 1, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to August 1, 2017, and if the related performance milestones are not achieved prior to August 1, 2017, the unvested portion of the option will terminate.

(21)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(22)
The restricted stock unit was granted on February 1. 2012. The grant shall vest in equal installments of 1,500 shares on each anniversary of the grant date until one-hundred percent vested.

(23)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(24)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(25)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(26)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(27)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(28)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(29)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.

(30)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2012.

(31)
The option was granted on April 11, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on April 11, 2011.

(32)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares cancelled at date of termination, August 30, 2012.

(33)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal installments until date of termination, August 30, 2012.

(34)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal installments until date of termination, August 30, 2012.

(35)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal installments until date of termination, August 30, 2012.

(36)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal installments until date of termination, August 30, 2012.

(37)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal installments until date of termination, August 30, 2012.

(38)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by August 1, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to August 1, 2017, and if such performance milestone is not achieved prior to August 1, 2017, the option will terminate.

(39)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by August 1, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to August 1, 2017, and if the related performance milestones are not achieved prior to August 1, 2017, the unvested portion of the option will terminate.

(40)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(41)
The restricted stock unit was granted on February 1, 2012. The grant shall vest in equal installments of 1,750 shares on each anniversary of the grant date until one-hundred percent vested.

(42)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(43)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(44)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(45)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(46)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(47)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(48)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.

(49)
The option was granted on January 3, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 3, 2012.

(50)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by August 1, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to August 1, 2017, and if such performance milestone is not achieved prior to August 1, 2017, the option will terminate.

(51)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by August 1, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to August 1, 2017, and if the related performance milestones are not achieved prior to August 1, 2017, the unvested portion of the option will terminate.

(52)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(53)
The restricted stock unit was granted on February 1. 2012. The grant shall vest in equal installments of 1,500 shares on each anniversary of the grant date until one-hundred percent vested.

(54)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(55)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 2,000 shares on each anniversary of the grant date until one-hundred percent vested.

(56)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(57)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 2,500 shares on each anniversary of the grant date until one-hundred percent vested.

(58)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(59)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 2,574 shares on each anniversary of the grant date until one-hundred percent vested.

(60)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.

(61)
The option was granted on January 3, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 3, 2012.

(62)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by August 1, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to August 1, 2017, and if such performance milestone is not achieved prior to August 1, 2017, the option will terminate.

(63)
The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by August 1, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to August 1, 2017, and if the related performance milestones are not achieved prior to August 1, 2017, the unvested portion of the option will terminate.

(64)
The option was granted on February 1, 2012. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(65)
The restricted stock unit was granted on February 1, 2012. The grant shall vest in equal installments of 1,750 shares on each anniversary of the grant date until one-hundred percent vested.

(66)
The option was granted on February 1, 2011. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.

(67)
The restricted stock unit was granted on February 1, 2011. The grant shall vest in equal installments of 1,500 shares on each anniversary of the grant date until one-hundred percent vested.

(68)
The option was granted on February 1, 2010. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.

(69)
The restricted stock unit was granted on February 1, 2010. The grant shall vest in equal installments of 1,283 shares on each anniversary of the grant date until one-hundred percent vested.

(70)
The option was granted on February 2, 2009. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vest in equal monthly installments until they are fully vested on February 2, 2014.

(71)
The restricted stock unit was granted on February 2, 2009. The grant shall vest in equal installments of 1,617 shares on each anniversary of the grant date until one-hundred percent vested.

(72)
The option was granted on February 1, 2008. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.

(73)
The option was granted on February 1, 2007. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2012.

(74)
The option was granted on January 6, 2006. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on January 6, 2011.

(75)
The option was granted on December 3, 2004. Options representing 1/12th of the shares vested monthly subsequent to a four year cliff, until they were fully vested on December 31, 2009.

(76)
The option was granted on June 7, 2004. Options representing 1/10th of the shares vested six months from the grant date, and the remaining shares vested in equal monthly installments until they were fully vested on June 7, 2009.

        Each of the options and other equity awards reflected on the table above were issued under the 1997 Plan, the 1999 Plan or the 2006 Plan, which are plans that were or are available to all of our employees.

        In the case of the 1997 Plan and the 1999 Plan, if a "merger" of the Company occurs, as defined in the relevant plan, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. Following such assumption or substitution, if the participant's status as a service provider is terminated by the successor corporation as a result of an "involuntary termination" other than for "cause," each as defined in the relevant plan, within twelve months following the merger, then the participant will fully vest and have the right to exercise all of his or her options and will convert any other equity awards into shares of Common Stock (commonly referred to as a "double-trigger" termination). In the event that the successor company refuses to assume or substitute for the equity award the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met immediately prior to the merger.

        In the case of the 2006 Plan, in the event of a "change of control" of the Company, as defined in the plan, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the administrator of the 2006 Plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

        The form of option agreement for the 2006 Plan provides that if a successor company assumes outstanding options or substitutes for options with an equivalent award, then if following such assumption or substitution the participant's status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve months following the change in control, the option will immediately vest and become exercisable as to 100% of the shares subject to the option.

        For purposes of the 2006 Plan form option agreement, "Cause" will mean (i) any act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the participant, (ii) the participant's conviction of a felony, (iii) a willful act by the participant which constitutes gross misconduct and which is injurious to the successor company, and (iv) following delivery to the participant of a written demand for performance from the successor company which describes the basis for the successor company's belief that the participant has not substantially performed his or her duties, continued violations by the participant of the participant 's obligations to the successor company which are demonstrably willful and deliberate on the participant's part.

        For purposes of the 2006 Plan form option agreement, any of the following events shall constitute an "Involuntary Termination": (i) without the participant's express written consent, a significant reduction of the participant's duties, authority or responsibilities, relative to the participant's duties, authority or responsibilities as in effect immediately prior to the change in control, or the assignment to the participant of such reduced duties, authority or responsibilities; (ii) without the participant's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the participant immediately prior to the change in control; (iii) a reduction by the successor company in the base salary of the participant as in effect immediately prior to the change in control; (iv) a material reduction by the successor company in the kind or level of employee benefits, including bonuses, to which the participant was entitled immediately prior to the change in control with the result that the participant's overall benefits package is significantly reduced; (v) the relocation of the participant to a facility or a location more than fifty miles from the participant's then present location, without the participant's express written consent; (vi) any purported termination of the participant by the successor company which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Participant.

Option Exercises and Stock Vested

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)($)
Ronald Black	—	—	—	—
Harold Hughes	—	—	29,500	215,475
Satish Rishi	—	—	9,574	69,934
Sharon Holt	—	—	15,574	100,644
Martin Scott	—	—	14,574	93,334
Thomas Lavelle	—	—	15,074	96,989
Michael Schroeder	—	—	10,400	64,157

(1)
The value realized equals the market value of our Common Stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change-in-Control

        We have no contractual arrangements with our named executive officers that would provide payments upon termination or change-in-control, except with respect to our CEO. Outstanding equity awards may vest upon a "double-trigger" termination in the event of a change-in-control, as provided under the applicable equity plan and as described under the "Outstanding Equity Awards at Fiscal 2012 Year-End" table. This accelerated vesting applies to all awards made under the plans and is not specific to awards made to our named executive officers. The following table summarizes the value of the potential accelerated vesting to each named executive officer based on the closing price of our common stock of $4.87 on December 31, 2012 (the last trading day of 2012) as reported on the Nasdaq Global Select Market.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated Stock Awards ($)	Total Value of Accelerated Options and Stock Awards ($)
Ronald Black	—	—	—
Harold Hughes	—	508,915	508,915
Satish Rishi	66,600	90,455	157,055
Sharon Holt	—	—	—
Martin Scott	118,400	102,630	221,030
Thomas Lavelle	66,600	95,325	161,925
Michael Schroeder	66,600	76,366	142,966

Compensation of Directors

        The following table shows compensation information for our non-employee directors for 2012.

Director Compensation
For Fiscal Year 2012

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension and Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Thomas Bentley	65,000		133,000	(2)	—		—	—	—	198,000
Sunlin Chou	50,000		133,000	(3)	—		—	—	—	183,000
P. Michael Farmwald	40,000		133,000	(4)	—		—	—	—	173,000
Penelope Herscher	60,000		133,000	(5)	—		—	—	—	193,000
Harold Hughes	20,549		133,000	(6)	—		—	—	—	153,549
Charles Kissner	17,283		133,000	(7)	93,512	(8)	—	—	—	243,795
David Shrigley	40,000		133,000	(9)	—		—	—	—	173,000
Abraham Sofaer	40,001	(10)	133,000	(11)	—		—	—	—	173,001
Eric Stang	65,000		133,000	(12)	—		—	—	—	198,000

(1)
Amounts shown do not reflect compensation actually received by the non-employee directors. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock option awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Mr. Bentley also had options to purchase an aggregate of 92,917 shares outstanding as of December 31, 2012.

(3)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Dr. Chou also had options to purchase an aggregate of 80,000 shares outstanding as of December 31, 2012.

(4)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Dr. Farmwald also had options to purchase an aggregate of 100,000 shares outstanding as of December 31, 2012.

(5)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Ms. Herscher also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2012.

(6)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Mr. Hughes also had employee-granted options outstanding and restricted stock units unreleased to purchase an aggregate of 1,445,043 as of December 31, 2012.

(7)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions.

(8)
Reflects the compensation costs to be recognized associated with an initial stock option grant of 40,000 shares of Common stock made on August 1, 2012 with a fair value as of the grant date of $4.13 disregarding forfeiture assumptions. Mr. Kissner had the option to purchase an aggregate of 40,000 options outstanding as of December 31, 2012.

(9)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Mr. Shrigley also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2012.

(10)
Mr. Sofaer elected to receive 7,151 shares of Common Stock in lieu of board fees for fiscal year 2012. The respective closing values to determine the amount of shares issued were $6.45 on March 30, 2012; $5.74 on June 29, 2012; $5.54 on September 28, 2012; and $4.87 on December 31, 2012.

(11)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Mr. Sofaer also had options to purchase an aggregate of 80,000 shares outstanding as of December 31, 2012.

(12)
Reflects the compensation costs to be recognized associated with a restricted stock unit award of 25,000 shares of Common stock made on October 1, 2012 with a fair value as of the grant date of $5.32 per share disregarding forfeiture assumptions. Mr. Stang also had options to purchase an aggregate of 40,000 shares outstanding as of December 31, 2012.

Overview of Compensation and Procedures

        Our Compensation Committee undertakes an annual review of our Board pay practices and competitive positioning. For 2012, the Compensation Committee reviewed Board pay practices in July 2012, including benchmark and competitive pay practices within the Company's peer group. At that time, the Compensation Committee approved a modification to establish an annual cap on annual equity awards for non-employee directors such that the annual RSU equity grant to be awarded to such directors may not exceed 25,000 shares of RSUs. No other changes were made to our Board pay practices in 2012.

        Otherwise, our Board pay practices were last modified in 2008. At that time the Compensation Committee reviewed materials from SBCG detailing benchmark and competitive pay practices both within our peer group and across public companies in general. A decision was made to discontinue the annual equity stock option grant and replace this award with an annual RSU equity grant with an approximate fair market value equal to $160,000 at the time of grant. Our decision to denominate the annual RSU grant in terms of value instead of number of shares helps address year-over-year volatility and provides consistent alignment with our Compensation Peer Group. This revision to the director plan acknowledges their commitment of time and consultation and will continue to be benchmarked to industry and peer group compensation practices.

Summary of Director Plan

        Annual Retainer.    Each independent director receives an annual retainer of $40,000 in cash. The Chairpersons of the Board and Audit Committee each receive an additional annual retainer of $25,000. The Chairperson of the Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Corporate Governance and Nominating Committee receives an additional annual retainer of $10,000. Each annual retainer is paid in quarterly installments. The annual retainers were not increased for 2012.

        Annual Equity Grant.    Each independent director receives an annual equity grant of such number of RSUs with an approximate fair market value equal to $160,000 at the time of grant, not to exceed 25,000 shares. This annual equity grant represents a change from the annual equity grant of an option to purchase 20,000 shares of Common Stock which the independent directors previously received in 2008. This change was made after reviewing the market data of our competitors and to reflect the time commitments our independent directors are asked to make to the Company. The RSU grants vest in full at the end of a one-year period, subject to the independent director continuing to serve through each applicable vesting date. If the director discontinues service prior to the vesting of any RSU grant, the Compensation Committee may, in its discretion, permit such grant to vest pro rata for the portion of the year during which such director served.

        Initial Equity Grant.    Any newly elected independent director joining our Board of Directors will receive an initial option to purchase 40,000 shares of Common Stock when he or she is first elected or appointed as a member of the Board. The term of such options will not exceed ten years. The option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the independent director continuing to serve through each applicable vesting date.

        Awards granted to the independent directors under the 2006 Plan are generally not transferable, and all rights with respect to an award granted to a director or participant generally will be available during a director or participant's lifetime only to the director or participant.

        Each of the options granted to our independent directors was issued under the 1997 Plan or the 2006 Plan, which are plans that are available to all of our employees. As described under "Outstanding Equity Awards at Fiscal Year-End," the 1997 Plan provides for certain acceleration upon a "merger" of the Company, as defined under the 1997 Plan, and the 2006 Plan provides for certain acceleration upon a "change of control" of the Company, as defined under the 2006 Plan. In addition, with respect to options and any other equity awards granted to non-employee directors that are assumed or substituted for upon a change of control under the 2006 Plan, if the non-employee director is terminated other than upon a voluntary resignation, the options and other equity awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such options and other equity awards.

        Pursuant to stock ownership guidelines adopted by the Board in October 2006 and updated in February 2011, each independent director is expected to accumulate and hold an equivalent value of our Common Stock of three times their annual total equity compensation and to achieve this within five years from the date that the director joined the Board. Directors are expected to maintain this minimum amount of stock ownership throughout their tenure on the Board. As a result of our recent stock price decline, as of December 31, 2012, not all of our directors met their ownership requirements. Accordingly, the Compensation Committee will reevaluate the Company's stock ownership guidelines and implement appropriate corrective measures.

Modification of Compensatory Arrangement with Directors in Connection with Retirement from Board of Directors

        In connection with Mr. Hughes' retirement from the Board effective as of the Annual Meeting, the Compensation Committee authorized the Company's entry into a separation agreement with Mr. Hughes in March 2013 in recognition of Mr. Hughes numerous years of service to the Company. Pursuant to the terms of the agreement, provided Mr. Hughes does not revoke his acceptance of the agreement, Mr. Hughes would receive severance benefits consisting of a cash severance payment equal to $500,000, vesting acceleration of 13 months for Mr. Hughes' outstanding equity awards, and an extension of the post-termination exercise period for his outstanding options, in each case to the earlier of an option's expiration date or two years from Mr. Hughes' separation date. Pursuant to the separation agreement, Mr. Hughes will also agree to a customary release of any and all claims. Also, in March 2013, the Board approved the acceleration of vesting for the RSU grants representing the annual equity awards granted in October 2012 to Dr. Chou, Dr. Farmwald, Mr. Hughes and Mr. Sofaer, to be effective as of the Annual Meeting, in connection with their respective retirements from the Board.

AUDIT COMMITTEE REPORT

        This section shall not be deemed to be "soliciting material," or to be "filed" with the SEC, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Rambus under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

Report of the Audit Committee	The following is the report of the Audit Committee of our Board of Directors as of February 2013 with respect to our audited financial statements for the fiscal year ended December 31, 2012, which include our consolidated balance sheets as of December 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the fiscal years ended December 31, 2012, 2011 and 2010, and the notes thereto.
Review with Management	The Audit Committee has reviewed and discussed our audited financial statements and management's report on internal control over financial reporting with management.
Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with us concerning independence, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Respectfully submitted by:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Eric Stang (Chair) J. Thomas Bentley Charles Kissner

 PERFORMANCE GRAPH

        The following graph compares the cumulative 5-Year total return provided shareholders on Rambus Inc.'s common stock relative to the cumulative total returns of the NASDAQ Composite index and the RDG Semiconductor Composite index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock and in each of the indexes on December 31, 2007 and its relative performance is tracked through December 31, 2012. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Rambus Inc., the NASDAQ Composite Index, and
the RDG Semiconductor Composite Index

*
$100 invested on 12/31/07 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

	12/07	12/08	12/09	12/10	12/11	12/12
Rambus Inc.	100.00	76.03	116.52	97.80	36.06	23.26
NASDAQ Composite	100.00	59.03	82.25	97.32	98.63	110.78
RDG Semiconductor Composite	100.00	50.95	85.67	99.01	92.48	91.00

        The stock price performance included in this graph is not necessarily indicative of future stock price performance.

 OTHER MATTERS

        The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                      BY ORDER OF THE BOARD OF DIRECTORS

Sunnyvale, California
March 15, 2013

ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 2013 9:00 a.m. Pacific Time www.virtualshareholdermeeting.com/RMBS2013 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M52996-P35586 Rambus Inc. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2013. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC. The undersigned stockholder of Rambus Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated March 15, 2013, and hereby appoints Ronald Black and Jae Kim, and each of them as proxies and attorneys-in-fact, each with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on April 25, 2013 at 9:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/RMBS2013 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE AND, AS THE PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SEE REVERSE SIDE SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RMBS2013 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTN: SECRETARY 1050 ENTERPRISE WAY, SUITE 700 SUNNYVALE, CALIFORNIA 94089 M52995-P35586 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. RAMBUS INC. For All Withhold All For All Except The Board of Directors unanimously recommends a "For" vote on Proposals 1, 2 and 3. 1. Election of Class I Directors Nominees: 01) Ronald D. Black 02) Penelope A. Herscher 03) David Shrigley 04) Eric Stang Abstain For Against 2. Advisory vote to approve named executive officer compensation. 3. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Please sign exactly as your name appears above. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership's name by authorized person.